Exhibit 3.83

[ILLEGIBLE]

State of Mississippi

[SEAL]

Office of Secretary of State

Jackson

Certificate of Incorporation

of

REHABILITATION CENTERS, INC.

The undersigned, as Secretary of State of the State of Mississippi, hereby certifies that duplicate originals of Articles of Incorporation for the above named corporation duly signed and verified pursuant to the provisions of the Mississippi Business Corporation Act, have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this CERTIFICATE OF INCORPORATION, and attaches hereto a duplicate original of the Articles of Incorporation.

[SEAL]	Given under my hand and Seal of Office, this the 23rd day of May, 1975.
/s/ Heber Ladner
SECRETARY OF STATE.

C-9

ARTICLES OF INCORPORATION OF REHABILITATION CENTERS, INC.

We, the undersigned persons of the age of 21 years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Rehabilitation Centers, Inc.

SECOND: The period of its duration is ninety-nine (99) years.

THIRD: The purposes for which the corporation is organized are: To engage in and carry on the business of operating rehabilitation, convalescent, nursing or rest homes or hospitals or other establishments for the care and treatment of any and all persons; to provide the proper and necessary care and treatment of any and all patients located therein such as nursing care, medical treatment, medicine and drugs, food, and any and all other related needs; to receive, care for, and treat privately financed patients, patients whose expenses are provided for governmental agencies, charitable agencies, or otherwise, and any and all other persons the corporation is willing to receive, care for, and treat; to do any and everything that is usually done in the ownership and operation of what is commonly known as health care facilities including the furnishing of said facilities with all equipment, fixtures, and other properties necessary for the operation thereof.

To have full authority to acquire, hold, own, mortgage, sell, assign, transfer, invest, trade, and deal in or with any and all of the aforementioned property or any property owned by the corporation, and to perform all acts and do all things necessary to acquire title to any such property or dispose of the

[ILLEGIBLE]

same in the general conduct of the business of the operation of health care facilities. In order to promote the business of said corporation for the aforesaid purposes, the said corporation shall have the right to own and operate one or more places of business, and unlimitedly and without restrictions to hold, own, purchase, convey, lease, rent, encumber, borrow upon, and give notes and deeds of trusts of other forms of indebtedness as to real or personal property, and to deal generally in real, personal, and mixed property throughout the State of Mississippi, all in such manner and upon such terms as the officers of this corporation shall deem necessary or proper.

To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore or hereinafter set forth, either alone or in association with other corporations, firms, and individuals, and to do every other act or acts, thing or things, incidental to or grow- [Illegible] connected with the aforesaid business, or any part [Illegible] to the laws of the State of Mississippi or the United States of America, and said corporation shall further have all such rights and powers as are granted by Title 21, Chapter 4 of the Mississippi Recompliled Code of 1942, annotated, and as amended.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of $100.00 per share.

FIFTH: The corporation will not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares.

SIXTH: The post office address of its initial registered agent is: [Illegible] First Avenue, North West, P. O. Box 697, Magee, Mississippi, 39111, and the name of its initial registered agent at such address is Ras Keys.

SEVENTH: The number of directors constituting the initial Board of Directors is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until successors are elected and shall qualify are:

Ras Keys
900 1st Avenue, N. W.
P. O. Box 697
Magee, Mississippi 39111
Doctor J. O. Stephens
P. O. Box 545
Magee, Mississippi 39111
Carolyn Terrell Stephens
P. O. Box 545
Magee, Mississippi 39111
Pauline S. Keys
446 Colonial Drive
P. O. Box 472
Magee, Mississippi 39111

EIGHTH: The name and post office address of each incorporator is:

Ras Keys
900 1st Avenue, N. W.
P. O. Box 697
Magee, Mississippi 39111
Doctor J. O. Stephens
P. O. Box 545
Magee, Mississippi 39111

Dated this the 17th day of May, 1975.

/s/ Ras Keys
RAS KEYS

/s/ J. O. Stephens, M.D.
J. O. STEPHENS, M. D.

INCORPORATORS

STATE OF MISSISSIPPI

COUNTY OF SIMPSON

This day personally appeared before me, the undersigned authority in and for the state and county above mentioned, the within named Ras Keys and J. O. Stephens, Incorporators of the corporation known as Rehabilitation Centers, Inc., who acknowledged that they signed, sealed, and executed the above and foregoing Articles of Incorporation as their act and deed and as the act and deed of the corporation, and that the statements therein contained are true and correct as therein stated.

Witness my signature and seal of office, this the 17th day of May, 1975.

/s/ [Illegible signature]
NOTARY PUBLIC

My Commission Expires:

Nov. 1, 1976

F0013 - Page 1 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Merger or Share Exchange Profit Corporation

The undersigned corporation pursuant to Section 79-4-11.05, as amended, hereby executes the following document and sets forth:

1. Name of Corporation 1

Rehabilitation Centers, Inc.

2. Name of Corporation 2
YFCS Merger Corp.

3. Name of Corporation 3

4. The future effective date is (Complete if applicable)	N/A

5. The plan of merger or share exchange. (Attach page)

6. Mark appropriate box.

☐ (a) Shareholder approval of the plan of merger or share exchange was not required.

Or

☒ (b) If approval of the shareholders of one or more corporations party to the merger or share exchange was required

(i) the designation, number of outstanding shares, and number of votes entitled to be cast by each class entitled to vote separately on the plan as to each

Name of Corporation	Designation	No. of outstanding shares	No. of votes entitled to be cast
Rehabilitation Centers, Inc.	Common	49	49

YFCS Merger Corp.	Common	1,000	1,000

Rev. 06/94

F0013 - Page 2 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Merger or Share Exchange Profit Corporation

AND EITHER

a. the total number of votes cast for and against the plan by each class entitled to vote separately on the plan was

Name of Corporation	Class	Total no. of votes cast FOR the plan	Total no. of votes cast AGAINST the Plan
Rehabilitation Centers, Inc.	Common	49	-0-

YFCS Merger Corp.	Common	1,000	-0-

OR

b. the total number of undisputed votes cast for the plan separately by each class was

Name of Corporation	Class	Total no. of undisputed votes cast FOR the plan

and the number of votes cast for the plan by each class was sufficient for approval by that class.

Name of Corporation 1

Rehabilitation Centers, Inc.

By:	Signature	/s/ Joseph L. Stephens	(Please keep writing within blocks)

	Printed Name		Title
		Joseph L. Stephens		President

Rev. 06/94

F0013 - Page 3 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Merger or Share Exchange Profit Corporation

Name of Corporation 2

YFCS Merger Corp.

By:	Signature	/s/ Kevin P. Sheehan	(Please keep writing within blocks)

	Printed Name		Title
		Kevin P. Sheehan		President/CEO

Name of Corporation 3

By:	Signature	(Please keep writing within blocks)

	Printed Name	Title

NOTE

1.	If shareholder approval is required, the plan must be approved by each voting group entitled to vote on the plan by a majority of all votes entitled to be cast by that voting group unless the Act or the articles of incorporation provide for a greater or lessor vote, but not less than a majority cast at a meeting.

2.	The articles cannot be filed unless the corporation(s) has (have) paid all fees and taxes (and delinquencies) imposed by law.

3.	The articles must be similarly executed by each corporation that is a party to the merger.

Rev. 06/94

PLAN OF MERGER

1. Pursuant to the Mississippi Business Corporation Act, Rehabilitation Centers, Inc. (“RCI”), a Mississippi corporation, and the YFCS Merger Corp. (“Merger Corp.”), a Mississippi corporation and a wholly-owned subsidiary of Youth and Family Centered Services, Inc., a Georgia corporation (“YFCS”), shall merge into a single corporation. The separate corporate existence of Merger Corp. shall thereupon cease (the “Merger”). RCI shall be the surviving corporation resulting from the merger.

2. The Merger shall be consummated pursuant to the terms of the Agreement and Plan of Merger (the “Agreement”). The respective Board of Directors and shareholders of RCI, Merger Corp., and YFCS have approved and adopted the Merger pursuant to the terms of the Agreement. The Articles of Incorporation of RCI, as amended and restated in a manner satisfactory to YFCS, shall be the Articles of Incorporation of the surviving corporation. The ByLaws of RCI shall remain in effect after the Merger.

3. Each share of stock of RCI shall be converted into and become the right to receive the consideration stated in the Agreement. All shares of Merger Corp. common stock shall be automatically converted into 10 (ten) shares of common stock of RCI after the Merger.

REHABILITATION CENTERS, INC.

By:	/s/ Joseph L. Stephens
Joseph L. Stephens, President

YOUTH AND FAMILY CENTERED SERVICES, INC.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan, President

Business ID: 409465
Date Filed: 11/14/2011 12:00 PM
C. Delbert Hosemann, Jr.
Secretary of State

AMENDED TO

CERTIFICATE OF INCORPORATION

OF

REHABILITATION CENTERS, INC.

In accordance with the provisions of the Mississippi Business Corporation Act (the “Act”), Rehabilitation Centers, Inc. (the “Corporation”), organized and existing under and by virtue of the provisions of the Act and all amendments thereto, does hereby submit this Amendment to its Certificate of Incorporation:

1.	The name of the corporation is Rehabilitation Centers, Inc.

2.	Section 7 of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“SEVENTH: The number of directors of the Corporation shall be one or more, who will be elected at the annual shareholder meeting or such other time as the shareholder may determine. Each director shall hold office until director’s successor is elected and qualified or until such director’s earlier resignation or removal.”

3.	This amendment is duly authorized and adopted by the sole shareholder by written consent action taken effective as of September 30, 2011.

4.	The corporation has 1,000 shares of common stock outstanding and entitled to vote on this amendment, all of which were voted in favor of the amendment.

5.	This Amendment, which will constitute an amendment to the Certificate of Incorporation, is to be effective when filing with the Commission.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this the 10th day of November, 2011.

REHABILITATION CENTERS, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard
Vice President and Secretary

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